                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fifth Third Bancorp on Form S-4 of our report dated January 15, 1998, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                           Deloitte & Touche LLP
Cincinnati, Ohio


March 16, 1998